AMENDMENT NUMBER 2 TO
                               SECURITY AGREEMENT

                  AMENDMENT NUMBER 2 TO SECURITY AGREEMENT (this "Amendment"), dated as of September 9, 1999 by and among UNION ACCEPTANCE FUNDING CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), MBIA INSURANCE CORPORATION, a New York stock insurance company, as financial guaranty insurer (the "Insurer") and BANK OF AMERICA, N.A., a national banking association (formerly known as NationsBank, N.A.) ("Bank of America"), individually and as collateral agent for the Company, the Bank Investors, and the Insurer (in such capacity, the "Collateral Agent") amending that certain Security Agreement dated as of September 18, 1998, as amended by Amendment Number 1 thereto, dated as of May 25, 1999 (such agreement as so amended, the "Security Agreement").

                  WHEREAS, the consent of the Insurer to this Amendment shall constitute a Revolving Period Extension (as defined in the Insurance Agreement);

                  WHEREAS, the parties hereto mutually desire to make certain amendments to the Security Agreement as hereinafter set forth.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Security Agreement.

         (a) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Commitment Termination Date" and replacing it with the following:

              ""Commitment Termination Date" shall mean September 7, 2000, or such later date to which the Commitment Termination Date may be extended by the Debtor, the Agent and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date."

         (b) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Facility Limit" and replacing it with the following:

                  ""Facility Limit" shall mean $500,000,000."

         (c) Section 1.1 of the Security Agreement is hereby amended by deleting the reference to "September 17, 1999" in clause (vi) of the definition of "Termination Date" and replacing such reference with "September 7, 2000".

         (d) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Insurer Default" and replacing it with the following:

              ""Insurer Default" shall mean, at any time, any failure by the Insurer to make any payment when due under the Insurance Agreement or under the Policy."

                  SECTION 2. Amendment to Section 2.3(a)(i). Section 2.3(a)(i) of the Security Agreement is hereby deleted and replaced with the following:

              "(i) first, (A) to pay any amounts due under any Acceptable Hedging Arrangements, pro rata, in accordance with the amounts due thereunder, and (B) to the Reserve Account, in the amount of Reserve Account Advances related to such Settlement Period;"

                  SECTION 3. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Debtor, the Collection Agent, the Insurer or the Collateral Agent under the Security Agreement.

                  SECTION 4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 6. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.

                  SECTION 7. Revolving Period Extension. The Insurer agrees and acknowledges that by giving its consent to this Amendment, this Amendment shall constitute a Revolving Period Extension under and as defined in the Insurance Agreement, notwithstanding that the date of this Amendment is less than 30 days prior to September 17, 1999.




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                  IN WITNESS  WHEREOF,  the  parties  hereto have  executed  and delivered this Amendment Number 2 as of the date first written above.

                                        ENTERPRISE FUNDING CORPORATION,
                                          as Company



                                    By: /s/ Kevin P. Burns
                                        ------------------------------------
                                            Name: Kevin P. Burns
                                            Title: Vice President

                                       UNION ACCEPTANCE FUNDING
                                          CORPORATION, as Debtor



                                    By: /s/ Leeanne W. Graziani
                                        ------------------------------------
                                            Name: Leeanne W. Graziani
                                            Title: President


                                    UNION ACCEPTANCE CORPORATION,
                                          individually and as Collection Agent



                                    By: /s/ Melanie S. Otto
                                        ------------------------------------
                                            Name: Melanie S. Otto
                                            Title: Vice President

                                        MBIA INSURANCE CORPORATION,
                                        as Insurer



                                    By: /s/ Nicholas Sourbis
                                        ------------------------------------
                                            Name:Nicholas Sourbis
                                            Title: Managing Director

                                        BANK OF AMERICA, N.A.,
                                        individually and as Collateral Agent



                                    By: /s/ Brian D. Krum
                                        ------------------------------------
                                            Name: Brain D. Krum
                                            Title: Vice President